Exhibit 10.1

$1,000,000.00
December 4, 2008
Waco (city), Texas (state)

PROMISSORY NOTE
(Revolving Line of Credit)

           FOR VALUE RECEIVED, CELSIUS, INC., a Nevada corporation, authorized to do business in Florida as CELSIUS PRODUCTS, INC. (hereinafter the “Borrower”), promises to pay to the order of CD FINANCIAL, LLC, a Florida limited liability company, its successors or assigns (hereinafter the “Lender”) at  3299 N. W. 2nd Avenue, Boca Raton, FL 33431 or such other place as Lender may from time to time designate in writing, the principal sum of ONE MILLION AND NO/100THS DOLLARS ($1,000,000.00) plus interest on the unpaid principal balance the variable rate equal to three hundred (300) [3.00%] basis points over the one (1) month LIBOR Rate (the “Note Rate”).

The term LIBOR shall mean the London Interbank Offered Rate as published in the “Money Rates” section of The Wall Street Journal on the date of execution hereof, or if no such rate is published in The Wall Street Journal, then the nearest comparable published rate, as determined by the Lender.  Interest shall be calculated on the principal balance, which from time to time is outstanding,  on the basis of a three hundred sixty (360) day year, based on the actual number of days elapsed in each month.  The rate of interest from time to time applicable to the unpaid balance of the principal shall be calculated on a monthly basis, and payments shall be made as follows:

Commencing on January 25, 2008 and continuing on 25th day of each month hereafter, Borrower shall make monthly payments of interest only at the Note Rate.  On December 24, 2009 (the “Maturity Date”), all outstanding and unpaid principal, all accrued and unpaid interest thereon and other charges or fees which are then due and owing from Borrower to Lender shall be immediately due and payable.

Thereafter, annual extensions to the Maturity Date shall be available to the Borrower upon Lender’s sole discretion,  provided: (i) no Event of Default (as such term is defined herein and in the Loan Agreement) exists under the Loan and there exists no fact or circumstance that with notice, the lapse of time or both would constitute an Event of Default under the Loan, (ii) Borrower requests same in writing at least thirty (30) days prior to the then-existing Maturity Date, and (iii) in Lender’s sole determination, no material adverse change has occurred in any Obligor or the collateral for the Loan.

Subject to the terms and conditions of this Note and the Loan and Security Agreement, described below, Lender shall advance funds to Borrower pursuant to the terms of such Loan and Security Agreement such that Borrower may borrow, partially or wholly repay, and reborrow, on a revolving basis, up to a maximum principal sum equal to the face amount of this Note at any one time outstanding.

Prior to the occurrence of an Event of Default, all payments made hereunder shall be applied first to interest due and payable hereunder, then to principal, then to all amounts due hereunder other than interest and principal as more particularly described hereinabove.  If an Event of Default has occurred and is continuing, all payments made hereunder may be applied to the sums due hereunder or in the Loan Documents executed and delivered in connection with this Note, in a manner and order according to the sole discretion of Lender.

If any payment required to be paid pursuant to this Note is not paid in full within five (5) days after its scheduled due date, Lender may assess a late charge in the amount of five percent (5%) of the unpaid amount of the payment, or the maximum permitted by applicable law, whichever is less.

Failure to make any payment when due shall cause the entire remaining unpaid balance of principal and interest to be declared immediately due and payable at the option of the Lender without notice or demand.  Additional events of default hereunder and the rights and remedies of Lender upon the occurrence of such events of default are set forth herein, in the Loan Agreement and related Loan Documents of even date herewith executed and delivered by the Borrower in connection with this Note.

The Borrower and any endorser or guarantor of this Note each hereby waives, to the fullest extent permitted by law,  presentment for payment, demand, protest, notice of non-payment or dishonor, notices of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note and waive all defenses that may be based on suretyship or impairment of collateral. This Note shall bear interest at the rate of the maximum permitted by applicable law (the "Default Rate"), after the Maturity Date hereof or following an Event of Default hereunder until paid in full.  If for any reason the Borrower is required to pay, or has paid, interest at a rate in excess of the maximum rate permitted by applicable law, then the interest rate shall be deemed to be reduced, automatically and immediately, to such maximum rate permitted, and interest payable hereunder shall be computed and paid at the maximum rate and the portion of all prior payments of interest in excess of the principal sum shall be applied as partial prepayments, notwithstanding any provision hereof prohibiting partial prepayments.

In the event Lender shall employ counsel to collect this obligation or to administer, protect or foreclose the security given in connection herewith, the Borrower agrees to pay reasonable attorney's fees for services of such counsel whether or not suit is brought plus costs, including all court costs, incurred in connection herewith through appellate proceedings.

Borrower may prepay this Note in whole or in part at any time during the term of this Note.

This Note is secured by the following  security documents of even date herewith which shall be incorporated by reference herein:

(i)
Loan and Security Agreement between Borrower, Celsius, Inc., a Nevada corporation, and Celsius Products, Inc., a Nevada corporation authorized to do business in the State of Florida (jointly and severally “Celsius”), and Lender;

(ii)
UCC-1 Financing Statements delivered by Celsius as debtor, to Lender, as secured party to be filed in the Public Records of Palm Beach County, Florida,  with the Florida Secured Transactions Registry, and with the State of Nevada.

(iii)	Guaranty Agreement given by Celsius Holdings, Inc., a Nevada corporation (the “Guarantor”);
and any and all other related Loan Documents thereto from Borrower and Guarantor.

If suit is instituted to enforce the terms of this Note, the Courts of the State of Florida and the Federal Courts located in the State of Florida shall have non-exclusive personal jurisdiction over the Borrower, and the venue of the suit, at the option of Lender, may be laid in Palm Beach County, Florida. The Borrower agrees not to claim that Florida is an inconvenient place for trial.

This Note shall be construed and enforced in accordance with the substantive laws of the State of Florida.

The Borrower hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state or federal court sitting in the State of Florida may be made by certified or registered mail, return receipt requested, directed to the Borrower at the following address: 140 N.E. 4th Avenue, Suite C, Delray Beach, Florida 33483.

All capitalized terms used in this Note not defined herein are as defined in the Loan Documents.

               THE BORROWER HEREBY EXPRESSLY AND IRREVOCAVBLY WAIVES  ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, FORUM NON CONVENIENS OR ANY SIMILAR BASIS.  THE BORROWER SHALL NOT BE ENTITLED IN ANY SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN  THE LAWS OF THE STATE OF FLORIDA UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF FLORIDA.  NOTHING IN THIS NOTE SHALL AFFECT OR IMPAIR IN ANY MANNER OR TO THE EXTENT THE RIGHT OF LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MATTER PERMITTED BY LAW.

If this Note is mutilated, lost, stolen or destroyed, then upon surrender thereof (if mutilated) or receipt of evidence and indemnity (if lost, stolen or destroyed) the Borrower shall execute and deliver a new note of like tenor, which shall show all payments which have been made on account of the principal hereof.

BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION (INCLUDING BUT NOT LIMITED TO) ANY CLAIMS, CROSS-CLAIMS OR THIRD PARTY CLAIMS ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREIN. BORROWER ALSO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO ANY SPECIAL INCIDENTIAL OR CONSEQUENTIAL DAMAGES. BORROWER ACKNOWLEDGES THAT THE LENDER HAS BEEN INDUCED TO ENTER INTO THIS LOAN, INCLUDING THIS NOTE, BY, INTER ALIA, THE PROVISIONS OF THIS PARAGRAPH.

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BORROWER:

CELSIUS, INC., a Nevada corporation, authorized to do business in the State of
Florida as CELSIUS PRODUCTS, INC.

By:            /s/ Janice Haley
Name:      Janice Haley
As its:     Vice President

                         (Corporate Seal)

Address:  140 N.E. 4th Avenue, Suite C
     Delray Beach, Florida 33483

STATE OF       Texas                 )
                                          ss:
COUNTY OF   McCleanne       )

The foregoing instrument was acknowledged before me this Dec 4th, 2008, by Janice Haley as Vice President of CELSIUS, INC., a Nevada corporation, authorized to do business in Florida as CELSIUS PRODUCTS, INC. He is personally known to me or has  produced a Florida driver’s license as identification.

/s/ Saul Nava Jr.
Notary Public, State of Texas
My Commission Expires: 11-6-2010         {Seal}

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